UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

May 12, 2016

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Allegiance Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

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Texas	001-37585	26-3564100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway, N., Suite 200

Houston, Texas 77040

(Address of principal executive offices)

(281) 894-3200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2016, Allegiance Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1. Daryl D. Bohls, Matthew H. Hartzell, Umesh (Mike) Jain, James J. Kearney and P. Michael Mann, M.D., were elected as Class I directors to serve on the Company’s Board of Directors until the Company’s 2019 Annual Meeting of Shareholders, and each until their respective successor or successors are duly elected and qualified, or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes

Daryl D. Bohls	7,970,216	46,643	1,163,405

Matthew H. Hartzell	7,996,124	20,735	1,163,405

Umesh (Mike) Jain	7,996,024	20,835	1,163,405

James J. Kearney	7,996,124	20,735	1,163,405

P. Michael Mann, M.D.	7,917,996	98,863	1,163,405

2. The shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions

9,168,944	3,100	8,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

By:	/s/ George Martinez
George Martinez
Chairman and Chief Executive Officer
Date: May 16, 2016